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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-1 of Omega Protein Corporation (formerly known as Marine Genetics Corporation) (the 'Company') relating to the registration of 6,000,000 shares of the Company's common stock, $.01 par value, of our report dated December 11, 1997, except with respect to Note 16, as to which the date is January 26, 1998, on our audits of the consolidated financial statements of the Company. We also consent to the reference to our firm under the captions 'Experts.'

                                          COOPERS & LYBRAND L.L.P.

Houston, Texas
January 27, 1998

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